                                                                     EXHIBIT 8.3


                                 PIPER & MARBURY
                                     L.L.P.

                              CHARLES CENTER SOUTH
                             36 SOUTH CHARLES STREET
                         BALTIMORE, MARYLAND 21201-3018
                                  410-539-2530                       WASHINGTON
                               FAX: 410-539-0489                      NEW YORK
                                                                   PHILADELPHIA
                                                                       EASTON


                                September 4, 1998

Merry Land & Investment Company, Inc.
624 Ellis Street
Augusta, Georgia  30901

         Re: Agreement and Plan of Merger (the "Merger Agreement"), dated as of July 8, 1998, by and between Merry Land & Investment Company, Inc. and Equity Residential Properties Trust

Ladies and Gentlemen:

         We have acted as special counsel to Merry Land & Investment Company, Inc. ("Merry Land") in connection with the transactions contemplated by the Agreement and Plan of Merger, dated as of July 8, 1998, by and between Merry Land and Equity Residential Properties Trust ("EQR"), as amended (the "Merger Agreement"). This opinion is delivered on the effective date of a Registration Statement on Form S-4 (the "Registration Statement"), which includes the definitive Joint Proxy Statement/Prospectus/Information Statement of EQR and Merry Land dated September 4, 1998 (the "Proxy Statement/Prospectus"), with respect to the transactions contemplated by the Merger Agreement. The delivery of a letter expressing opinions in substantially the form hereof, and the reconfirmation of such opinions on and as of the Effective Time (or the ML/LLC Merger and Merry Land Merger Subsidiary/EQR Merger Effective Times, if applicable), are conditions to the obligations of Merry Land to consummate the Merger pursuant to section 6.3(f) of the Merger Agreement. All capitalized terms used herein, unless otherwise specified, shall have the meanings ascribed to them in the Merger Agreement.

         The Merger Agreement provides that, as of the Closing Date, Merry Land will merge with and into EQR (the "Merger"). The Merger Agreement further provides, however, that, if the Internal Revenue Service (the "Service") issues the private letter ruling described below, EQR may elect prior to the Closing Date to consummate the transaction in accordance with the following "Alternative Structure": (i) Merry Land will merge with and into Merry Land LLC, a Delaware limited liability company all of the membership interests in which are owned by Merry Land Merger Subsidiary, Inc. ("ML Sub"), a Maryland corporation which is a newly formed wholly owned subsidiary of Merry

Merry Land & Investment Company, Inc.
September 4, 1998
Page 2

Land (the "Reincorporation Merger") and (ii) immediately thereafter, ML Sub will merge with and into EQR (the "Acquisition Merger"). The private letter ruling will satisfy the conditions for implementing the Reincorporation Merger and the Acquisition Merger (in lieu of the Merger) only if it provides that (1) certain preliminary distributions by Merry Land to its stockholders (the "Target Distribution"), the Acquisition Merger and a certain post-closing combination of two partnerships substantially owned respectively by Merry Land and EQR (the "Acquiring Partnership Transaction") will have no effect on the qualification of the Reincorporation Merger as a reorganization under Section 368(a)(1)(F) of the Internal Revenue Code and (2) the Target Distribution, the Reincorporation Merger and the Acquiring Partnership Transaction will have no effect on the qualification of the Acquisition Merger as a reorganization under Section 368(a)(1)(A) of the Internal Revenue Code. A private letter ruling conforming to the requirements specified in the preceding sentence without any material qualifications or conditions shall hereinafter by referred to as a "Qualifying Ruling".

         In rendering our opinions, we have examined and relied upon the accuracy and completeness of the information, covenants and representations of a factual nature contained in originals or copies, certified or otherwise identified to our satisfaction, of the Merger Agreement, the Proxy Statement/Prospectus and such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth below. Our opinions assume, among other things, the accuracy as of the date hereof, and the accuracy as of the Effective Time (or the ML/LLC Merger and Merry Land Merger Subsidiary/EQR Merger Effective Times, if applicable), of such information, covenants, statements and representations of a factual nature, as well as an absence of any change in the foregoing that are material to such opinions between the date hereof and the Effective Time (or the ML/LLC Merger and Merry Land Merger Subsidiary/EQR Merger Effective Times, if applicable).

         We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such documents. We have also assumed that the transactions related to the Merger (or, if consummated in lieu of the Merger, the Alternative Structure) or contemplated by the Merger Agreement that are to be consummated at the Effective Time (or the ML/LLC Merger and Merry Land Merger Subsidiary/EQR Merger Effective Times, if applicable) will be consummated at the Effective Time (or the ML/LLC Merger and Merry Land Merger Subsidiary/EQR Merger Effective Times, if applicable) in accordance with the Merger Agreement and as described in the Proxy Statement/Prospectus. In addition, our opinions are expressly conditioned on, among other things, the accuracy as of the date hereof, and the accuracy as of the Effective Time (or the ML/LLC Merger and Merry Land Merger Subsidiary/EQR Merger Effective Times, if applicable), of statements and representations contained in both (i) the certificate executed by an officer of Merry Land, dated September 4, 1998, attached hereto as Exhibit A and (ii) the certificate executed by an officer of EQR, dated September 4, 1998, attached hereto as Exhibit B,

Merry Land & Investment Company, Inc.
September 4, 1998
Page 3

as to certain facts relating to, and knowledge and intentions of, EQR and Merry Land, and certain facts relating to the Merger. We have assumed that such statements and representations will be reconfirmed as of the Effective Time (or the ML/LLC Merger and Merry Land Merger Subsidiary/EQR Merger Effective Times, if applicable). In addition, we have relied upon the opinions of (i) Hull, Towill, Norman & Barrett, P.C. that, commencing with its taxable year ended December 31, 1987, Merry Land was organized and has operated in conformity with the requirements for qualification as a real estate investment trust within the meaning of Section 856(a) of the Code and (ii) Rudnick & Wolfe that, commencing with its taxable year ended December 31, 1992, EQR was organized and has operated in conformity with the requirements for qualification as a real estate investment trust within the meaning of Section 856(a) of the Code.

         In rendering our opinion, we have considered the applicable provisions of the U.S. Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations promulgated thereunder by the Treasury Department (the "Regulations"), pertinent judicial authorities, rulings of the U.S. Internal Revenue Service and such other authorities as we have considered relevant. It should be noted that the Code, the Regulations, judicial decisions, administrative interpretations and such other authorities are subject to change at any time and, in some circumstances, with retroactive effect. A material change in any of the authorities upon which our opinions are based could affect our conclusions stated herein. In addition, there can be no assurance that the Internal Revenue Service would not take a position contrary to that which is stated in this opinion letter.

         Based upon and subject to the foregoing, we are of the opinion that, for United States federal income tax purposes:

         1. the Merger, if consummated, will constitute a "reorganization" within the meaning of Section 368(a) of the Code, and Merry Land and EQR will each be a party to such reorganization within the meaning of Section 368(b) of the Code;

         2. if a Qualifying Ruling is issued and EQR elects to implement the Alternative Structure in accordance with the terms and conditions of the Merger Agreement, the Reincorporation Merger will constitute a "reorganization" within the meaning of Section 368(a)(1)(F) of the Code, and Merry Land and ML Sub will each be a party to such reorganization within the meaning of Section 368(b) of the Code;

         3. if a Qualifying Ruling is issued and EQR elects to implement the Alternative Structure in accordance with the terms and conditions of the Merger Agreement, the Acquisition Merger will constitute a "reorganization" within the meaning of Section 368(a)(1)(A) of the Code, and ML Sub and EQR will each be a party to such reorganization within the meaning of Section 368(b) of the Code; and

Merry Land & Investment Company, Inc.
September 4, 1998
Page 4


         4. the summaries of Federal income tax consequences set forth in the Proxy Statement/Prospectus under the headings "Summary - Federal Income Tax Consequences of the Merger", "MRYP Newco Risk Factors - Taxable Nature of the MRYP Newco Common Distribution", "The Merger - Federal Income Tax Consequences of the Merger", "The Merger - Qualification of EQR as a REIT", "The Merger - Federal Income Tax Consequences of the Alternative Merger Transactions", "Merry Land Properties, Inc - Description of Contribution and Distribution", "Merry Land Properties, Inc. - MRYP Newco - Federal Income Tax Consequences", and "Proposal to Approve MRYP Newco's 1998 Management Incentive Plan" are accurate in all material respects as to matters of law and legal conclusions.

         Except as set forth above, we express no opinion to any party as to any consequences of the Merger or any transactions related thereto. We are furnishing this opinion to you solely in connection with the effectiveness of the Registration Statement, and it is not to be used, relied upon, circulated, quoted or otherwise referred to by any other person (other than Merry Land shareholders) for any other purpose without our prior written consent. In accordance with the requirements of Item 601(b)(23) of Regulation S-K under the Securities Act, we hereby consent to the use of our name in the Proxy Statement/Prospectus and to the filing of this opinion as an Exhibit to the Registration Statement. This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes of the matters stated, represented or assumed herein or any subsequent changes in applicable law.

                                                     Very truly yours,

                                                 /s/ Piper & Marbury, L.L.P.

                                    EXHIBIT A

                      MERRY LAND & INVESTMENT COMPANY, INC.
                             TAX OPINION CERTIFICATE



         This Certificate is being issued to Rudnick & Wolfe and Piper & Marbury, L.L.P. in connection with the rendering of their respective opinions regarding certain federal income tax consequences of a merger pursuant to the Agreement and Plan of Merger, dated as of July 8, 1998, as amended (the "Merger Agreement"), by and between Equity Residential Properties Trust, a Maryland real estate investment trust ("EQR"), Merry Land & Investment Company, Inc., a Georgia corporation ("Merry Land"), providing, among other things, for the merger of Merry Land with and into EQR (the "Merger") or, in the alternative, the merger of Merry Land with and into Merry Land LLC, a Delaware limited liability company all of the membership interests in which will be owned by Merry Land Merger Subsidiary, Inc. ("ML Sub"), a Maryland corporation which will be a newly formed wholly owned subsidiary of Merry Land (the "Reincorporation Merger") immediately followed by the merger of ML Sub with and into EQR (the "Acquisition Merger"). The Merger Agreement provides, in effect, that the Merger will be implemented unless the Internal Revenue Service (the "Service") issues a private letter ruling to the effect that (1) certain preliminary distributions by Merry Land to its stockholders (the "Target Distribution"), the Acquisition Merger and a certain post-closing combination of two partnerships substantially owned respectively by Merry Land and EQR (the "Acquiring Partnership Transaction") will have no effect on the qualification of the Reincorporation Merger as a reorganization under Section 368(a)(1)(F) of the Internal Revenue Code and (2) the Target Distribution, the Reincorporation Merger and the Acquiring Partnership Transaction will have no effect on the qualification of the Acquisition Merger as a reorganization under Section 368(a)(1)(A) of the Internal Revenue Code. If the Service issues such a ruling, EQR with the consent of Merry Land, which consent may not be unreasonably withheld, may elect to implement the Reincorporation Merger and the Acquisition Merger in lieu of the Merger. As used herein, "EQR Stock" shall mean any shares of beneficial interest of EQR classified as common shares or as any one of the several classes of preferred shares that EQR is authorized to issue. Any capitalized terms used herein that are not defined herein shall have the meanings assigned to them in the Merger Agreement.


                                  I. THE MERGER

         After consulting with its counsel and auditors regarding the meaning of and factual support for the following representations, the undersigned hereby certifies and represents to Rudnick & Wolfe and Piper & Marbury, L.L.P. with respect to the Merger that the following facts are now true and will continue to be true through and as of the Effective Time:

         (a) The fair market value of the EQR Stock received by each Merry Land shareholder will be approximately equal to the fair market value of the Merry Land stock surrendered by that Merry Land shareholder in the Merger.

         (b) To the best of the knowledge of the undersigned and Merry Land, there is no plan or intention on the part of the stockholders of Merry Land, directly or indirectly, to sell, exchange, transfer, or otherwise dispose of, to EQR or any person related to EQR within the meaning of Section 1.368-1(e)(3) of the Treasury regulations any shares of EQR Stock received in the Merger other than shares of EQR Stock exchanged for cash in lieu of fractional shares of EQR Stock.

         (c) The liabilities of Merry Land assumed in the Merger and the liabilities to which the transferred assets of Merry Land are subject were incurred by Merry Land in the ordinary course of its business.


         (d) Merry Land and the shareholders of Merry Land will pay their respective expenses, if any, incurred in connection with the Merger and, except to the extent indicated in the following sentence, none of such expenses will be assumed or paid by EQR. EQR will assume or pay only those expenses of Merry Land that are solely and directly related to the Merger in accordance with the guidelines established by Revenue Ruling 73-54.



         (e) There is no intercorporate indebtedness existing between Merry Land and EQR that was issued, acquired, or will be settled at a discount.



         (f) Merry Land has in effect a valid election to be a real estate investment trust and such election shall remain in effect at all times through and including the Effective Time. Merry Land satisfies all of the requirements necessary to qualify as a real estate investment trust within the meaning of
Section 856(a) of the Code and Merry Land shall continue to satisfy all of such requirements at all times through and including the Effective Time.



         (g) Merry Land is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of section 368(a)(3)(A) of the Internal Revenue Code.



         (h) The fair market value of the assets of Merry Land transferred to EQR will equal or exceed the sum of the liabilities assumed plus the amount of liabilities, if any, to which the transferred assets are subject.



         (i) The payment of cash in lieu of fractional shares of EQR Stock is solely for the purpose of avoiding the expense and inconvenience to EQR of issuing fractional shares and does not represent separately bargained-for consideration. The total cash consideration that will be paid in the Merger to the Merry Land shareholders instead of issuing fractional shares of EQR Stock will not exceed one percent of the total consideration that will be issued in the Merger to the Merry Land shareholders in exchange for their shares of Merry Land stock. The fractional share interests of each Merry Land shareholder will be aggregated, and no Merry Land shareholder will receive cash in an amount equal to or greater than the value of one full share of EQR Stock.

         (j) None of the compensation received by a shareholder-employee of Merry Land will be separate consideration for, or allocable to, any of the shareholder-employee's shares of Merry Land stock; none of the shares of EQR Stock received by the shareholder-employee will be separate consideration for, or allocable to, any employment agreement; and the compensation paid to the shareholder-employee will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm's length for similar services.


                         II. THE REINCORPORATION MERGER

         After consulting with its counsel and auditors regarding the meaning of and factual support for the following representations, the undersigned hereby certifies and represents to Rudnick & Wolfe and Piper & Marbury, L.L.P. with respect to the Reincorporation Merger that the following facts are now true and will continue to be true through and as of the Effective Time:

         (a) The fair market value of the ML Sub stock to be received by each shareholder in the Reincorporation Merger will be, in each instance, equal to the fair market value of the Merry Land stock surrendered in exchange therefor.


         (b) To the best of the knowledge of the undersigned and Merry Land, there is no plan or intention by the holders of shares of stock of Merry Land to sell, exchange or otherwise dispose of any of the share of stock of ML Sub received in the Merger other than pursuant to the Acquisition Merger.


         (c) No consideration other than ML Sub Shares will be issued in exchange for shares of stock of Merry Land in the Reincorporation Merger.

         (d) ML Sub has no plan or intention to redeem or otherwise reacquire any of the ML Sub Shares to be issued in the Reincorporation Merger.

         (e) Immediately following the consummation of the Reincorporation Merger, the holders of shares of stock of Merry Land will own all of the outstanding shares of stock of ML Sub and will own such shares solely by reason of their ownership of the outstanding shares of stock of Merry Land immediately prior to the Reincorporation Merger.


         (f) Immediately following consummation of the Reincorporation Merger, ML Sub (through Merry Land LLC) will possess the same assets and liabilities as those possessed by Merry Land immediately prior to the Reincorporation Merger. All redemptions and distributions (other than the Target Distribution) made by Merry Land immediately preceding the Reincorporation Merger will, in the aggregate, constitute less than one percent of the net assets of Merry Land.


         (g) ML Sub has no plan or intention to sell or otherwise dispose of any of the Merry Land assets to be acquired by it in the Reincorporation Merger except for dispositions pursuant to the Acquisition Merger.

         (h) Except for the fact that ML Sub will merge into EQR in the Acquisition Merger, following the Reincorporation Merger, ML Sub will continue the historic business of the Merry Land in a substantially unchanged manner.

         (i) There is no intercorporate indebtedness existing between Merry Land and ML Sub that was issued, acquired, or that will be settled at a discount.


         (j) Merry Land has in effect a valid election to be a real estate investment trust and such election shall remain in effect at all times through and including the Effective Time. Merry Land satisfies all of the requirements necessary to qualify as a real estate investment trust within the meaning of
Section 856(a) of the Code and Merry Land shall continue to satisfy all of such requirements at all times through and including the Effective Time.
Immediately after the consummation of the Reincorporation Merger, ML Sub will satisfy all of the requirements necessary to qualify as a real estate investment trust within the meaning of Section 856(a) of the Code.


         (k) ML Sub is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.

         (l) ML Sub does not expect to issue additional shares of its stock.

         (m) ML Sub will not pay any expenses incurred in connection with the Reincorporation Merger by holders of shares of stock or beneficial interest of Merry Land.

         (n) ML Sub was organized solely for the purpose participating in the Reincorporation Merger and has never carried on a business.

                           III. THE ACQUISITION MERGER

         After consulting with its counsel and auditors regarding the meaning of and factual support for the following representations, the undersigned hereby certifies and represents to Rudnick & Wolfe and Piper & Marbury, L.L.P. with respect to the Acquisition Merger that the following facts are now true and will continue to be true through and as of the Effective Time:

         (a) The fair market value of the EQR Stock received by each ML Sub shareholder will be approximately equal to the fair market value of the ML Sub stock surrendered by that ML Sub shareholder in the Acquisition Merger.

         (b) To the best of the knowledge of the undersigned and ML Sub, there is no plan or intention on the part of the stockholders of ML Sub, directly or indirectly, to sell, exchange, transfer, or otherwise dispose of, to EQR or any person related to EQR within the meaning of Section 1.368-1(e)(3) of the Treasury regulations any shares of EQR

Stock received in the Merger other than shares of EQR Stock exchanged for cash in lieu of fractional shares of EQR Stock.

         (c) The liabilities of ML Sub assumed in the Merger and the liabilities to which the transferred assets of ML Sub are subject were incurred by ML Sub in the ordinary course of its business.


         (d) ML Sub and the shareholders of ML Sub will pay their respective expenses, if any, incurred in connection with the Merger and, except to the extent indicated in the following sentence, none of such expenses will be assumed or paid by EQR. EQR will assume or pay only those expenses of ML Sub that are solely and directly related to the Acquisition Merger in accordance with the guidelines established by Revenue Ruling 73-54.



         (e) There is no intercorporate indebtedness existing between ML Sub and EQR that was issued, acquired, or will be settled at a discount.



         (f) Immediately prior to the consummation of the Acquisition Merger, ML Sub will satisfy all of the requirements necessary to qualify as a real estate investment trust within the meaning of Section 856(a) of the Code.



         (g) ML Sub is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of section 368(a)(3)(A) of the Internal Revenue Code.



         (h) The fair market value of the assets of ML Sub transferred to EQR will equal or exceed the sum of the liabilities assumed plus the amount of liabilities, if any, to which the transferred assets are subject.



         (i) The payment of cash in lieu of fractional shares of EQR Stock is solely for the purpose of avoiding the expense and inconvenience to EQR of issuing fractional shares and does not represent separately bargained-for consideration. The total cash consideration that will be paid in the Merger to the ML Sub shareholders instead of issuing fractional shares of EQR Stock will not exceed one percent of the total consideration that will be issued in the Merger to the ML Sub shareholders in exchange for their shares of ML Sub stock. The fractional share interests of each ML Sub shareholder will be aggregated, and no ML Sub shareholder will receive cash in an amount equal to or greater than the value of one full share of EQR Stock.



         (j) None of the compensation received by a shareholder-employee of ML Sub will be separate consideration for, or allocable to, any of the shareholder-employee's shares of ML Sub stock; none of the shares of EQR Stock received by the shareholder-employee will be separate consideration for, or allocable to, any employment agreement; and the compensation paid to the shareholder-employee will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm's length for similar services.

         The undersigned recognizes that the respective opinions of Rudnick & Wolfe and Piper & Marbury, L.L.P. will be (i) based on the representations set forth herein and on the statements contained in the Merger Agreement and documents related thereto, and (ii) subject to certain limitations and qualifications including that it may not be relied upon if any such representations are not accurate in all material respects.

         The undersigned recognizes that the respective opinions of Rudnick & Wolfe and Piper & Marbury, L.L.P. will not address any tax consequences of the reorganizations or any action taken in connection therewith except as expressly set forth in such opinion.

         In witness whereof, the undersigned has executed this Certificate this 4th day of September, 1998.


                                           MERRY LAND & INVESTMENT COMPANY, INC.


                                           By: /s/ Dorrie E. Green
                                              ----------------------------

                                               Dorrie E. Green
                                           -------------------------------
                                           (type or print name)


                                           Title: Vice President and
                                                 -------------------------
                                                  Chief Financial Officer

                                    EXHIBIT B

                       EQUITY RESIDENTIAL PROPERTIES TRUST
                      TWO NORTH RIVERSIDE PLAZA, SUITE 400
                             CHICAGO, ILLINOIS 60606


                                September 4, 1998


Rudnick & Wolfe                                        Piper & Marbury, L.L.P.
203 North LaSalle Street                               Charles Center South
Suite 1800                                             36 South Charles Street
Chicago, Illinois  60601                               Baltimore, MD  21201-3018

         Re:      Tax Opinion for Merger - Officer's Certificate

Ladies and Gentlemen:

         In connection with the merger of Merry Land & Investment, Company, Inc., a Georgia corporation ("Merry Land"), with and into Equity Residential Properties Trust, a Maryland real estate investment trust ("EQR"), pursuant to the Joint Proxy Statement/Prospectus/Information Statement included in the Registration Statement on Form S-4 (File No. 333-61449), filed with the Securities and Exchange Commission, as amended (the "Registration Statement"), and certain related transactions, Rudnick & Wolfe, as special counsel for EQR, and Piper & Marbury L.L.P., as special counsel for Merry Land, have each been requested to render an opinion concerning certain federal income tax consequences of (i) the proposed merger (the "Merger") of Merry Land with and into EQR and/or (ii) if consummated in lieu of the Merger, the Alternative Merger Transactions (as defined in the Registration Statement).

         Unless otherwise specifically defined herein, all capitalized terms have the meaning assigned to them in the Registration Statement.

         The Merger will be consummated pursuant to (i) an Agreement and Plan of Merger, dated as of July 8, 1998, by and between Merry Land and EQR, as amended by that certain First Amendment to the Merger Agreement (the "Merger Agreement"); (ii) the Articles of Merger, by and between Merry Land and EQR, entered into in connection therewith (the "Articles of Merger"); and (iii) the Certificate of Merger, by and between Merry Land and EQR, entered into in connection with the Merger Agreement (the "Certificate of Merger").

         As more fully described in the Registration Statement, EQR, with the consent of Merry Land, which consent may not be unreasonably withheld, may elect to effect the transactions contemplated by the Merger through an alternative series of transactions (as defined in the Registration Statement, the "Alternative Merger Transactions"), upon receipt of a favorable private letter ruling from the

September 4, 1998
Page 2


Internal Revenue Service reasonably acceptable to counsel for EQR and Merry
Land with respect to the tax-free nature of the Alternative Merger Transactions.


         If consummated in lieu of the Merger, the Alternative Merger Transactions will be consummated pursuant to (i) the Merger Agreement, (ii) the Certificate of Merger, by and between Merry Land LLC and Merry Land Merger Subsidiary, entered into in connection with the Merger Agreement and (iii) the Articles of Merger by and between EQR and Merry Land Merger Subsidiary, entered into in connection with the Merger Agreement.

         In connection with the issuance of your legal opinion as described above, EQR, on behalf of itself and ERP Operating Partnership, hereby makes the following representations (intending that Rudnick & Wolfe and Piper & Marbury L.L.P. will rely on such representations in rendering their opinions), each of which will be true as of the Effective Time of the Merger (or if the Alternative Merger Transactions are consummated, the effective time of the Alternative Merger Transactions) and thereafter, where relevant:

         1. The Merger (or if consummated in lieu of the Merger, the Alternative Merger Transactions) is (are) being effected for bona fide business reasons as described in the Joint Proxy Statement/Prospectus/Information Statement.

         2. In the event the Merger is consummated, the fair market value of the EQR Shares received by each holder of Merry Land Shares will be approximately equal to the fair market value of the Merry Land Shares surrendered in the exchange.

         3. In the event the Alternative Merger Transactions are consummated, the fair market value of the EQR Shares received by each holder of Merry Land Merger Subsidiary Shares will be approximately equal to the fair market value of the Merry Land Merger Subsidiary Shares surrendered in the exchange.

         4. EQR has no plan or intention to reacquire any of the EQR Common to be issued in the Merger (or if consummated in lieu of the Merger, the Alternative Merger Transactions).

         5. EQR has no plan or intention to sell or otherwise dispose of any of the assets acquired in the Merger (or if consummated in lieu of the Merger, the Alternative Merger Transactions) except for (i) dispositions made in the ordinary course of business and (ii) any contribution to ERP Operating Partnership and/or any Subsidiary Entities by EQR and/or any of the Subsidiary Entities

September 4, 1998
Page 3


of any assets, including, but not limited to, any assets acquired by such entities pursuant to the Merger (or if consummated in lieu of the Merger, the Alternative Merger Transactions).

         6. In the event the Merger is consummated, following the Merger, EQR will continue the historic business of Merry Land and will use a significant portion of Merry Land's historic business assets in a business.

         7. In the event the Alternative Merger Transactions are consummated, following the Alternative Merger Transactions, EQR will continue the historic business of Merry Land (and Merry Land Merger Subsidiary) and will use a significant portion of Merry Land's (and Merry Land Merger Subsidiary's) historic business assets in a business.

         8. In the event the Merger is consummated, EQR and the shareholders of EQR will pay their respective expenses incurred in connection with the Merger, and will not pay the expenses of Merry Land or the Merry Land shareholders, except for those expenses of Merry Land that are solely and directly related to the Merger in accordance with the guidelines established in Revenue Ruling 73-54, 1973-1 C.B. 187.

         9. In the event the Alternative Merger Transactions are consummated, EQR and the shareholders of EQR will pay their respective expenses incurred in connection with the Alternative Merger Transactions, and will not pay the expenses of (i) Merry Land or the Merry Land shareholders or (ii) Merry Land Merger Subsidiary or the Merry Land Merger Subsidiary shareholders, except for those expenses of Merry Land and/or Merry Land Merger Subsidiary that are solely and directly related to the Alternative Merger Transactions in accordance with the guidelines established in Revenue Ruling 73-54, 1973-1 C.B. 187.

         10. There is no intercorporate indebtedness existing between EQR and Merry Land that was issued, acquired or will be settled at a discount.

         11. There is no intercorporate indebtedness existing between EQR and Merry Land Merger Subsidiary that was issued, acquired or will be settled at a discount.

         12. Although EQR is an "investment company," as defined in Code Sections 368(a)(2)(F)(iii) and (iv), EQR is also a real estate investment trust, as defined in Code Section 856(a), described in Code Section 368(a)(2)(F)(i).

September 4, 1998
Page 4



         13. EQR is not under the jurisdiction of a court in a title 11 or similar case within the meaning of Code Section 368(a)(3)(A).

         14. None of the compensation received by any shareholder-employee of EQR will be separate consideration for, or allocable to, any of his or her EQR Common or EQR Preferred. The compensation paid to any shareholder-employee of EQR will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm's length for similar services. None of the EQR Common or EQR Preferred received by any shareholder-employee of EQR will be in exchange for, or in consideration of, services rendered to EQR or any other entity by such shareholder-employee.

         15. In the event the Merger is consummated, the payment of cash in lieu of fractional shares of EQR Common in connection with the Merger is solely for the purpose of avoiding the expense and inconvenience to EQR of issuing fractional shares and does not represent separately bargained-for consideration. The total cash consideration that will be paid in the Merger to Merry Land shareholders in lieu of issuing fractional shares of EQR Common will not exceed one percent of the total consideration that will be issued in the Merger to the holders of Merry Land Common in exchange for their Merry Land Common. The fractional share interests of each holder of Merry Land Common will be aggregated, and no holder of Merry Land Common will receive cash in an amount greater than the value of one share of Merry Land Common.

         16. In the event the Alternative Merger Transactions are consummated, the payment of cash in lieu of fractional shares of EQR Common in connection with the Merry Land Merger Subsidiary/EQR Merger is solely for the purpose of avoiding the expense and inconvenience to EQR of issuing fractional shares and does not represent separately bargained-for consideration. The total cash consideration that will be paid in the Merry Land Merger Subsidiary/EQR Merger to Merry Land Merger Subsidiary shareholders in lieu of issuing fractional shares of EQR Common will not exceed one percent of the total consideration that will be issued in the Merry Land Merger Subsidiary/EQR Merger to the holders of Merry Land Merger Subsidiary Common in exchange for their Merry Land Merger Subsidiary Common. The fractional share interests of each holder of Merry Land Merger Subsidiary Common will be aggregated, and no holder of Merry Land Merger Subsidiary Common will receive cash in an amount greater than the value of one share of Merry Land Merger Subsidiary Common.

         17. The principal purpose of EQR's assumption of liabilities and/or acquisition of properties subject to liabilities in connection with the Merger (or if consummated in lieu of the Merger, the Alternative Merger Transactions) is not to avoid federal income tax, and EQR has a

September 4, 1998
Page 5



valid business purpose for assuming any liabilities and/or acquiring properties subject to liabilities in connection with the Merger (or if consummated in lieu of the Merger, the Alternative Merger Transactions).

         18. EQR has the corporate power and authority to make all of the representations contained herein.


                                       EQUITY RESIDENTIAL PROPERTIES TRUST,
                                       a Maryland real estate investment trust



                                       By: /s/ Bruce C. Strohm

                                          --------------------------------------
                                       Name:   Bruce C. Strohm
                                            ------------------------------------
                                       Its:    Executive Vice President
                                           -------------------------------------